Exhibit 99.1
ADM Reports Record Second Quarter Earnings per Share of $1.26,
$1.33 on an Adjusted Basis; Expects Momentum to Continue in Second Half, Leading to Very Strong Full-Year Outlook
•Q2 net earnings of $712 million; adjusted net earnings of $754 million
•Segment operating profit up more than 40%
•ROIC of 9.7%, significantly higher than the prior-year period’s 8.1%
•27% year-over-year Q2 operating profit growth in Nutrition, raising segment’s OP growth expectations for full year to 20%
CHICAGO, July 27, 2021—ADM (NYSE: ADM) today reported financial results for the quarter ended June 30, 2021.

“It was yet another excellent quarter for ADM, as our team delivered record earnings, with strong year-over-year profit growth across all three business units,” said Chairman and CEO Juan Luciano.

“This is a very different ADM than even a few short years ago, and our transformation is far from over. Our productivity efforts are powering our execution, and — combined with our unparalleled global footprint and strong risk management — supported outstanding results in both Ag Services & Oilseeds and Carbohydrate Solutions. And we’re driving innovation, which helped support record top-line and bottom-line results in Nutrition; in fact, we are now raising our expectations of full-year profit growth for Nutrition to 20 percent.

“We’re excited about our growth trajectory as we continue to expand our participation in large and fast-growing categories, from alternative proteins to renewable green diesel to plant-based biosolutions, with all of our strategic efforts underpinned by our unique opportunity to use ADM’s integrated value chain to advance decarbonization of the food and agriculture industries. Given our great start to the year and our expectation of continued momentum in the second half, we are confident in delivering very strong full-year earnings, and we remain well-positioned for robust, sustained growth in the years to come.”

                                                            1

Second Quarter 2021 Highlights

(Amounts in millions except per share amounts)	2021	2020
Earnings per share (as reported)	$1.26	$0.84
Adjusted earnings per share[1]	$1.33	$0.85

Segment operating profit	$1,145	$813
Adjusted segment operating profit[1]	$1,160	$804
Ag Services and Oilseeds	570	413
Carbohydrate Solutions	383	195
Nutrition	201	158
Other Business	6	38

•Q2 2021 EPS as reported of $1.26 includes a $0.16 per share charge related to asset impairment and non-cash pension settlement, a $0.06 per share gain related to the mark-to-market adjustment on the Wilmar exchangeable bond, and a $0.03 gain related to the sale of certain assets. Adjusted EPS, which excludes these items, was $1.33.1

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

        Quarterly Results of Operations

Ag Services & Oilseeds delivered operating profits almost 40 percent higher than the previous year’s quarter.

•Ag Services results were higher year over year. The North American origination business effectively managed its positions in a dynamic pricing environment, and also delivered significantly higher export volumes, driven by corn sales to China. South American origination was impacted by slower farmer selling and high commodity prices, which impacted contract fulfillment. Global trade performance was lower than the strong second quarter of 2020, with results driven partially by timing impacts that should reverse.

•Crushing had substantially higher year-over-year results. The business executed well in an environment of strong vegetable oil demand to deliver higher execution margins in North American soy and EU softseeds. Results were partially offset by weaker soybean crush margins in South America. In addition, there were approximately $70 million in net incremental negative timing effects, which should reverse in the coming quarters.

•Refined Products and Other results were significantly higher than the prior-year period, driven by continued recovery in foodservice as well as positive timing effects in North America, partially offset by impacts of the reduction in Brazilian biodiesel mandates.

•Equity earnings from Wilmar were higher year over year.

                                                            2

Carbohydrate Solutions results were almost double those of the prior-year period.

•Starches and Sweeteners, including ethanol production from our wet mills, delivered substantially higher year-over-year results, driven by about $90 million in positioning gains across the ethanol complex in a highly dynamic environment, as well as more normalized results from corn oil. Sweetener volumes were higher, reflecting the beginnings of a recovery in demand from the foodservice channel. Ethanol margins improved versus the prior-year period, driven by a resurgence in driving miles in the U.S.

•Vantage Corn Processors results were much higher than the second quarter of 2020, supported by the resumption of production at our two dry mills, improved fuel ethanol margins and favorable performance in USP-grade industrial alcohol from our Peoria complex.

Nutrition delivered a record Q2, with 15 percent revenue growth and 27 percent higher year-over-year profits.

•Human Nutrition revenues were 13 percent higher than the second quarter of last year on a constant currency basis, and operating profits were up 24 percent. In North America and EMEA, the flavors business delivered strong volumes and improved product mix, particularly in the beverage segment. Specialty Ingredients delivered strong sales growth in specialty proteins, though results were lower due to certain one-time costs, mainly in texturants. In Health & Wellness, stronger sales and margins in probiotics were offset by higher costs in fibers due to planned facility downtime.

•Animal Nutrition revenue was 17 percent higher year over year on a constant currency basis and profits were up 44 percent as improved demand and margins in amino acids, strength in feed additives and ingredients, and better performance in EMEA more than offset COVID-19 and labor-related impacts in other regions.

Other Business results were substantially lower than the prior-year period, driven primarily by captive insurance underwriting losses, most of which were offset by corresponding recoveries in other business segments.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.1 billion for the quarter includes charges related to asset impairment and restructuring of $37 million ($0.05 per share) and gains on sales of assets of $22 million ($0.03 per share).

                                                            3

In Corporate results, interest expense decreased from the prior year on lower interest rates and the favorable liability management actions taken in the prior year. Unallocated corporate costs were higher year over year due primarily to higher performance-related compensation accruals, higher IT operating and project-related costs, and transfers of costs from business segments into the centralized centers of excellence in supply chain and operations. Other income increased due primarily to a mark-to-market investment gain in the ADM Ventures portfolio. Corporate results also included a non-cash pension settlement charge of $82 million ($0.11 per share) and a gain related to the mark-to-market adjustment on the Wilmar exchangeable bond of $30 million ($0.06 per share).

The effective tax rate for the quarter was approximately 14 percent.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q2 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on July 27, 2021, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Vikram Luthar
312-634-8484	312-634-8119

Financial Tables Follow

Source: Corporate Release
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Six months ended
	June 30			June 30
(In millions)	2021	2020	Change	2021	2020	Change

Segment Operating Profit	$1,145	$813	$332	$2,250	$1,412	$838
Specified items:
(Gains) losses on sales of assets and businesses	(22)	(23)	1	(22)	(23)	1
Impairment, restructuring, and settlement charges	37	14	23	131	58	73
Adjusted Segment Operating Profit	$1,160	$804	$356	$2,359	$1,447	$912

Ag Services and Oilseeds	$570	$413	$157	$1,347	$835	$512
Ag Services	190	171	19	399	335	64
Crushing	150	113	37	532	183	349
Refined Products and Other	130	78	52	231	159	72
Wilmar	100	51	49	185	158	27

Carbohydrate Solutions	$383	$195	$188	$642	$263	$379
Starches and Sweeteners	306	177	129	528	276	252
Vantage Corn Processors	77	18	59	114	(13)	127

Nutrition	$201	$158	$43	$355	$300	$55
Human Nutrition	162	131	31	290	244	46
Animal Nutrition	39	27	12	65	56	9

Other Business	$6	$38	$(32)	$15	$49	$(34)

Segment Operating Profit	$1,145	$813	$332	$2,250	$1,412	$838

Corporate Results	$(320)	$(261)	$(59)	$(601)	$(485)	$(116)

Interest expense - net	(70)	(86)	16	(134)	(163)	29
Unallocated corporate costs	(248)	(194)	(54)	(450)	(383)	(67)
Other	49	35	14	59	(17)	76
Specified items:
LIFO credit (charge)	—	—	—	—	91	(91)
Gain (loss) on debt extinguishment	—	(14)	14	—	(14)	14
Gain on debt conversion option	30	—	30	10	—	10
Impairment, restructuring, and settlement charges	(81)	(2)	(79)	(86)	1	(87)
Earnings Before Income Taxes	$825	$552	$273	$1,649	$927	$722

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
                                                            5

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
	(in millions, except per share amounts)

Revenues	$22,926	$16,281	$41,819	$31,251
Cost of products sold (1)	21,463	15,173	38,808	29,192
Gross profit	1,463	1,108	3,011	2,059
Selling, general, and administrative expenses (2)	739	638	1,488	1,302
Asset impairment, exit, and restructuring costs (3)	23	16	82	57
Equity in (earnings) losses of unconsolidated affiliates	(163)	(103)	(288)	(243)
Investment income	(50)	(26)	(63)	(74)
Interest expense (4)	40	87	127	170
Other (income) expense - net (5,6,7)	49	(56)	16	(80)
Earnings before income taxes	825	552	1,649	927
Income tax expense (8)	113	80	244	64
Net earnings including noncontrolling interests	712	472	1,405	863

Less: Net earnings (losses) attributable to noncontrolling interests	—	3	4	3
Net earnings attributable to ADM	$712	$469	$1,401	$860

Diluted earnings per common share	$1.26	$0.84	$2.48	$1.53

Average diluted shares outstanding	566	562	565	563

(1) Includes a charge related to an inventory writedown of $13 million in the current quarter and YTD, and a credit related to changes in the Company’s LIFO reserves of $91 million in the prior YTD.

(2) Includes a charge related to a legal settlement of $38 million in the current YTD.

(3) Includes charges related to impairment of certain assets and restructuring of $23 million and $82 million in the current quarter and YTD, respectively, and $16 million and $57 million in the prior quarter and YTD, respectively.

(4) Includes gains related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $30 million and $10 million in the current quarter and YTD, respectively.

(5) Includes gains related to the sale of certain assets of $22 million in the current quarter and YTD, and $23 million in the prior quarter and YTD. Also includes early debt repayment expenses of $14 million in the prior quarter and YTD.

(6) Includes exit costs of $2 million in the current YTD.

(7) Includes a settlement charge related to pension liabilities of $82 million in the current quarter and YTD.

(8) Includes the tax benefit impact of the above specified items and tax discrete items totaling $(24) million and $(49) million in the current quarter and YTD, respectively, and the tax expense (benefit) impact of the above specified items and certain discrete items totaling $(1) million and $19 million in the prior quarter and YTD, respectively.

                                                            6

Summary of Financial Condition
(unaudited)

	June 30, 2021	June 30, 2020
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$869	$1,203
Operating working capital (b)	11,628	8,540
Property, plant, and equipment	9,873	9,833
Investments in and advances to affiliates	5,113	5,239
Goodwill and other intangibles	5,266	5,212
Other non-current assets	2,202	2,046
	$34,951	$32,073
Financed By
Short-term debt (a)	$1,289	$531
Long-term debt, including current maturities (a)	8,432	8,642
Deferred liabilities	3,556	3,504
Temporary equity	71	85
Shareholders’ equity	21,603	19,311
	$34,951	$32,073

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current maturities of long-term debt).

                                                            7

Summary of Cash Flows
(unaudited)

	Six months ended
	June 30
	2021	2020
	(in millions)
Operating Activities
Net earnings	$1,405	$863
Depreciation and amortization	492	489
Asset impairment charges	54	47
(Gains) losses on sales/revaluation of assets	(79)	(64)
Other - net	330	276
Change in deferred consideration in securitized receivables(a)	—	(2,456)
Other changes in operating assets and liabilities	805	409
Total Operating Activities	3,007	(436)

Investing Activities
Purchases of property, plant and equipment	(427)	(360)
Net assets of businesses acquired	(5)	(3)
Proceeds from sale of business/assets	58	91
Investments in retained interest in securitized receivables(a)	—	(2,121)
Proceeds from retained interest in securitized receivables(a)	—	4,577
Marketable securities - net	1	(3)
Investments in and advances to affiliates	(8)	(5)
Other investing activities	(13)	(3)
Total Investing Activities	(394)	2,173

Financing Activities
Long-term debt borrowings	595	1,478
Long-term debt payments	(2)	(525)
Net borrowings (payments) under lines of credit	(752)	(667)
Share repurchases	—	(112)
Cash dividends	(417)	(405)
Other	—	3
Total Financing Activities	(576)	(228)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	2,037	1,509
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	4,646	2,990
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$6,683	$4,499

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.
                                                            8

Segment Operating Analysis
(unaudited)

	Quarter ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,778	9,103	17,738	18,266
Corn	5,042	4,099	8,692	9,633
Total processed volumes	13,820	13,202	26,430	27,899

	Quarter ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
	(in millions)
Revenues
Ag Services and Oilseeds	$18,271	$12,741	$33,278	$23,820
Carbohydrate Solutions	2,820	2,014	5,043	4,330
Nutrition	1,733	1,437	3,296	2,908
Other Business	102	89	202	193
Total revenues	$22,926	$16,281	$41,819	$31,251

                                                            9

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30				Six months ended June 30
	2021		2020		2021		2020
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$712	$1.26	$469	$0.84	$1,401	$2.48	$860	$1.53
Adjustments:
LIFO charge (credit) (a)	—	—	—	—	—	—	(69)	(0.12)
Losses (gains) on sales of assets and businesses (b)	(17)	(0.03)	(18)	(0.03)	(17)	(0.03)	(18)	(0.03)
Impairment, restructuring, and settlement charges (c)	90	0.16	12	0.02	164	0.29	44	0.08
Loss (gain) on debt extinguishment (d)	—	—	11	0.02	—	—	11	0.02
Gain on debt conversion option (e)	(30)	(0.06)	—	—	(10)	(0.02)	—	—
Tax adjustment (f)	(1)	—	1	—	(1)	—	8	0.01
Sub-total adjustments	42	0.07	6	0.01	136	0.24	(24)	(0.04)
Adjusted net earnings and adjusted EPS	$754	$1.33	$475	$0.85	$1,537	$2.72	$836	$1.49

(a)Prior YTD changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate.
(b)Current quarter and YTD gain of $22 million pretax ($17 million after tax) related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD gain of $23 million pretax ($18 million after tax) related to the sale of certain assets, tax effected using the applicable tax rates.
(c)Current quarter and YTD charges of $118 million and $217 million pretax, respectively, ($90 million and $164 million after tax, respectively) related to the impairment of certain assets, restructuring, and legal and pension settlements, tax effected using the applicable tax rates. Prior quarter and YTD charges of $16 million and $57 million pretax, respectively ($12 million and $44 million after tax, respectively), related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates.
(d)Prior quarter and YTD early debt repayment expenses of $14 million pretax ($11 million after tax) related to the make-whole call provisions on a bond, tax effected using the Company’s U.S. income tax rate.
(e)Current quarter and YTD gain on debt conversion option of $30 million and $10 million pretax, respectively, ($30 million and $10 million after tax, respectively), related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(f)Tax adjustment due to certain discrete items totaling $1 million in the current quarter and YTD and $1 million and $8 million in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

                                                            10

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	June 30, 2021

Net earnings attributable to ADM	$225	$687	$689	$712	$2,313
Adjustments:
Interest expense	100	69	87	40	296
Other adjustments	355	1	99	95	550
Total adjustments	455	70	186	135	846
Tax on adjustments	(120)	(22)	(45)	(32)	(219)
Net adjustments	335	48	141	103	627
Total Adjusted ROIC Earnings	$560	$735	$830	$815	$2,940

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	Quarter Average

Equity (1)	$19,322	$20,000	$20,841	$21,582	$20,436
+ Interest-bearing liabilities (2)	8,141	9,937	11,208	9,729	9,754
Other adjustments	259	(5)	74	72	100
Total Adjusted Invested Capital	$27,722	$29,932	$32,123	$31,383	$30,290

Adjusted Return on Invested Capital					9.7%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

                                                            11

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended June 30, 2021.

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	June 30, 2021
			(in millions)
Earnings before income taxes	$200	$756	$824	$825	$2,605
Interest expense	100	69	87	40	296
Depreciation and amortization	238	249	249	243	979
Losses (gains) on sales of assets and businesses	(57)	(10)	—	(22)	(89)
Asset impairment, exit, restructuring, and settlement charges	8	27	99	118	252
Railroad maintenance expense	28	37	—	3	68
Loss (gain) on debt extinguishment	396	(1)	—	—	395
Expenses related to acquisitions	—	4	—	—	4
Adjusted EBITDA	$913	$1,131	$1,259	$1,207	$4,510

					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	June 30, 2021	June 30, 2021
			(in millions)
Ag Services and Oilseeds	$527	$926	$871	$661	$2,985
Carbohydrate Solutions	323	284	342	467	1,416
Nutrition	201	185	209	253	848
Other Business	21	(14)	11	7	25
Corporate	(159)	(250)	(174)	(181)	(764)
Adjusted EBITDA	$913	$1,131	$1,259	$1,207	$4,510

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

                                                            12